UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2012

ON ASSIGNMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26745 Malibu Hills Road
 Calabasas, CA 91301
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (818) 878-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Representatives of On Assignment, Inc., a Delaware corporation (the “Company”), will participate in meetings with investors on March 20, 2012. A copy of the investor handout to be used in such meeting is attached as Exhibit 99.1 hereto.

The information under this Item 7.01 and in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information under this Item 7.01 and Exhibit 99.1 hereto shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless otherwise expressly indicated in such registration statement or other document.

Item 8.01 Other Events.

On March 20, 2012, the Company issued a press release announcing the Agreement of Merger between the Company and Apex Systems, Inc., a Virginia corporation (“Apex Systems”), subject to the terms and conditions of which OA Acquisition Corp., a Virginia corporation and a wholly owned subsidiary of the Company (the “Merger Sub”), would merge with and into Apex Systems, with Apex Systems as the surviving corporation and a wholly-owned subsidiary of the Company. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are furnished, pursuant to Item 7.01 and Item 8.01:

99.1	Investor Presentation dated March 20, 2012

99.2	Press release of On Assignment, Inc. dated March 20, 2012, announcing its agreement to acquire Apex Systems Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON ASSIGNMENT, INC.

Date: March 20, 2012	By:	/s/ Jim L. Brill
Sr. Vice President, Finance and
Chief Financial Officer

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EXHIBIT INDEX

No.	Description

99.1	Investor Presentation Materials
99.2	Press Release, issued by the Company, dated March 20, 2012